Exhibit 99.1

Press Release from Golden Enterprises

BIRMINGHAM, Ala.--(BUSINESS WIRE)--March 17, 2010--The Golden Flake family is saddened by the tragic news of Major Bashinsky’s death and extend our heartfelt condolences to his family and friends. Major was the younger son of the late Sloan Y. Bashinsky, Sr., who was the Chairman and CEO of our company for over 50 years. “We offer our prayers and sympathy to Major’s family on their loss,” said Mark McCutcheon, President and CEO of Golden Enterprises, the parent company of Golden Flake Snack Foods.

CONTACT:
Golden Enterprises
Patty Townsend, 205-458-7132